Exhibit 10.5.2

FIRST AMENDMENT TO THE

FIDUCIARY INVESTMENT SERVICES AGREEMENT

THIS AMENDMENT is effective as of August 22, 2011, by and among The Northern Trust Company (“Northern Trust”), Northern Trust Investments, Inc., an Illinois banking corporation, formerly organized as Northern Trust Investments, NA., a national banking association (“NTI”) and the ABA Retirement Funds (the “ABA RF”).

WHEREAS, Northern Trust, NTI and the ABA RF entered into a Fiduciary Investment Services Agreement, dated August 15, 2008 (the “Agreement”);

WHEREAS, the parties now desire to amend the Agreement to provide that, effective on or about August 22, 2011, (i) the provider of the brokerage services for Self-Managed Option (as defined in the Agreement) shall be such entity as may, from time to time, be engaged by ABA RF; (ii) to clarify the authority of NTI to cause the ABA Members Collective Trust (as defined in the Agreement) to engage in securities lending and (iii) to allow NTI to exercise its discretion to investment amounts identified in the Program Investment Policy (as defined in the Agreement) as held for liquidity purposes in collective investment funds managed by Northern Trust.

NOW, THEREFORE, pursuant to Section 10.06 of the Agreement, the Agreement is hereby amended as follows:

1.	Section 1.2 of the Agreement is amended by striking the parenthetical “(other than Northern Trust)” appearing therein and by adding the following new sentence at the end thereof:

“The term “Investment Advisor” shall also include (i) the trustee of any third-party collective investment fund, or (ii) the investment advisor of any third-party registered investment company in which the Trustee invests the assets of any Fund.”

2.	The first sentence of Section 2.02(b) is hereby amended by adding the phrase “Subject to subsection (f) hereof,” at the beginning thereof.

3.	Section 2.02 is amended by adding the following new subsection (f) immediately following subsection (e) appearing therein:

“(f) The requirements of Section 2.02(b) shall not be applicable to an Investment Advisor who is either (i) the trustee of any third party collective investment fund in which the Trustee has invested the assets of any Fund for a period reasonably believed by the Trustee to be necessary or appropriate until such Fund shall contain sufficient assets and otherwise meet conditions that the Trustee determines will enable it to be managed directly as a separate account within such Fund, or (ii) the investment advisor of any third-party registered investment company.”

4.	Section 2.07 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Self-Managed Option. Northern Trust shall maintain the Self-Managed Option under the applicable provisions of the Trusts. The Self-Managed Option shall constitute an Investment Option under the Program and shall be made available to any Investor. ABA RF shall have the authority to engage an organization or entity to provide brokerage services for the Self-Managed Option under the Program. The terms and conditions of the brokerage services for the Self-Managed Option, including without limitation an appropriate fee schedule, shall be determined by agreement between ABA RF and the provider of brokerage services to the Self- Managed Option.”

5.	Section 3.02 of the Agreement is hereby amended “3.02 Securities Lending.” by substituting the following for the second sentence thereof:

“Such agreement shall contain such terms and conditions as the parties shall agree, provided, however, that such agreement shall provide that (i) no more than twenty percent (20%) of the securities lending revenue, net of borrower rebates and other expenses, shall be paid by the ABA Members Collective Trust as a fee for Northern Trust’s services as lending agent for the Funds, and (ii) ABA RF as the “authorizing fiduciary” within the meaning of Section IV(d)(1) of Department of Labor Prohibited Transaction Exemption 2006-16 (“PTE 2006-16”) with the rights described therein has authorized the arrangement under which such compensation is paid. Notwithstanding the foregoing, clause (ii) of the preceding sentence shall not be applicable to the extent that the disclosure of such securities lending arrangements in the Prospectus (or otherwise) and each Employer’s decision to adopt or maintain a Plan satisfies the requirements of Section IV(f) of PTE-2006-16.”

6.	Section 2.02 of the Agreement is amended by relettering subsection (e) appearing therein as subsection (f) and adding the following new subsection (e) immediately after subsection (d) appearing therein:

“(e) the Trustee may determine, in the proper exercise of its fiduciary duties, to invest all or a portion of the assets of any Fund in units of a collective investment fund managed by the Trustee to the extent such fund is used, (i) for purposes of providing liquidity to a Fund, or consistent with the Program Investment Policy, and (ii) with respect to a Fund (or a portion thereof) intended to provide returns based on the performance of an index of securities, provided, however, that any such investment satisfies the requirements of section 408(b)(8) of ERISA and the second sentence of Section 7.01.”

7.	The first sentence of Section 7.01 is amended by adding the following at the beginning thereof:

“Except as provided in Section 3.02 and Section 7.03,”

8.	The first sentence of Section 7.03 is amended by adding the following proviso at the end thereof:

“, provided, however, that with respect to transactions described in Section 2.02(e), approval of the ABA RF shall not be required.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers on this 19th day of October, 2011.

ABA RETIREMENT FUNDS

By:	/s/ M. Catherine Richardson

Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Alan W. Robertson

Title:	Senior Vice President

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Thomas R. Benzmiller

Title:	Senior Vice President

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